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                                  EXHIBIT 11

                             LTC PROPERTIES, INC.
                COMPUTATION OF NET INCOME PER SHARE (UNAUDITED)
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNT)

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                                                                                                (RESTATED)
                                                                                       Three months ended March 31,
                                                                                          1997               1996
                                                                                       ----------         ---------
PRIMARY:
  Net income applicable to common shares                                                 $  6,107         $  11,831
                                                                                         ========         =========
Applicable common shares:
    Weighted average outstanding shares during the period                                  21,990            18,415
    Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options using the
      the treasury stock method)                                                              464               425
                                                                                        ---------         ---------
        Total                                                                              22,454            18,840
                                                                                        =========         =========
  Net income per share of common stock                                                  $    0.27         $    0.63
                                                                                        =========         =========
FULLY DILUTED:
  Net income                                                                            $   6,107          $ 11,831
  Add back minority interest                                                                    -(a)              -(a)
  Reduction of interest and amortization expenses resulting from
     assumed conversion of  9.75% convertible subordinated debentures                          21                52
  Reduction of interest and amortization expenses resulting from
     assumed conversion of  8.5% convertible subordinated debentures                            -(a)              -(a)
  Reduction of interest and amortization expenses resulting from
     assumed conversion of  8.25% convertible subordinated debentures                           -(a)              -(a)
  Reduction of interest and amortization expenses resulting from
     assumed conversion of  7.75% convertible subordinated debentures                           -(a)              -(a)
  Less applicable income taxes                                                                  -                 -
                                                                                        ---------         ---------
       Adjusted net income applicable to common shares                                  $   6,128         $  11,883
                                                                                        =========         =========
  Applicable common shares:
    Weighted average outstanding shares during the period                                  21,990            18,415
    Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options using the treasury
      stock method)                                                                           457               426
    Assumed conversion of partnership units                                                     -(a)              -(a)
    Assumed conversion of 9.75% convertible subordinated debentures                            84               207
    Assumed conversion of 8.5% convertible subordinated debentures                              -(a)              -(a)
    Assumed conversion of 8.25% convertible subordinated debentures                             -(a)              -(a)
    Assumed conversion of 7.75% convertible subordinated debentures                             -(a)              -(a)
    Less contingent shares                                                                      -                 -
                                                                                        ---------         ---------
         Total                                                                             22,531            19,048
                                                                                        =========         =========
    Net income per share of common stock                                                $    0.27         $    0.62
                                                                                        =========         =========
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   (a)  Conversion of partnership units and convertible subordinated debentures would be anti-dilutive and is therefore not assumed in the computation of fully diluted net income per share of common stock.